Exhibit 10.7

STOCK RESTRICTION AGREEMENT

AGREEMENT made as of the eighteenth day of November 2003, between PerkinElmer, Inc., a Massachusetts corporation (the “Company”), and John A. Roush (the “Employee”).

For good and valuable consideration the receipt of which the parties hereby acknowledge, the parties hereto agree as follows:

1. Grant of Shares. As of the date hereof, the Company shall issue (as provided in Section 19) on account of the Employee, subject to the terms and conditions set forth in this Agreement, 5,000 shares (the “Shares”) of common stock, $1.00 par value per share, of the Company (“Common Stock”). The Employee agrees that the Shares shall be subject to the Purchase Option set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.

2. Purchase Option.

(a) The Company shall have the right (the “Purchase Option”) to purchase all of the Shares from the Employee, for a sum of $.001 per share (the “Purchase Price”), if the Employee ceases to be employed by the Company for any reason or no reason, before the date the Purchase Option expires. The Purchase Option shall expire on the earliest of the following dates:

(1) November 18, 2005;

(2) The date the Employee dies or becomes permanently disabled. The Employee shall be deemed to be permanently disabled if he has been unable to perform his duties for the Company for a six consecutive month period as determined by the Board of Directors, with such medical advice as they deem advisable;

(3) The date the Employee’s employment with the Company is terminated by the Company for reasons other than Cause. The term Cause shall mean:

(A)	Misappropriating any funds or property of the Company;

(B)	Unreasonable refusal to perform the duties assigned to him under this Agreement;

(C)	Conviction of a felony; or

(D)	Continuous conduct bringing notoriety to the Company and having an adverse effect on the name or public image of the Company.

(4) Notwithstanding any provision of the Plan to the contrary and with respect to all the Shares, the occurrence of a Change in Control of the Company. For purposes of this Agreement, a “Change in Control” means an event or occurrence set forth in any one or more of paragraphs (A) through (D) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection):

(A) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 20% or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i) and (ii) of paragraph (C) of this Section 2(a)(4); or

(B) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (i) who was a member of the Board on the date of the execution of this Agreement or (ii) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (ii) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(C) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50%of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; and (ii) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(D) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(b) For purposes of this Agreement, employment with the Company shall include employment with a parent or subsidiary of the Company.

3. Exercise of Purchase Option.

(a) If the Employee ceases to be employed by the Company before the expiration of the Purchase Option, the Company shall be deemed to have automatically exercised the Purchase Option.

(b) The Shares shall be cancelled immediately upon the cessation of the Employee’s employment with the Company. Following such cancellation, the Company shall deliver or mail to the Employee a check in the amount of the aggregate Purchase Price; the parties agree and acknowledge that the cancellation of the Shares is not contingent on such payment and that the failure of such payment shall not effect such cancellation.

4. Restrictions on Transfer. The Employee shall not, during the term of the Purchase Option, sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”), any of the Shares, or any interest therein.

5. Effect of Prohibited Transfer. The Company shall not be required (a) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

6. Provisions of the Plan. This Agreement is subject to the provisions of the PerkinElmer, Inc. 2001 Stock Incentive Plan, a copy of which is furnished to the Employee with this Agreement (the “Plan”).

7. Employee’s Acknowledgements. The Employee acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Employee’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement: (iv) is fully aware of the legal and binding effect of this Agreement.

8. Adjustments for Stock Splits, Stock Dividends, etc.

(a) If from time to time during the term of the Purchase Option there is any stock split, stock dividend, stock distribution or other reclassification of the Common Stock of the Company, any and all new, substituted or additional securities to which the Employee is entitled by reason of his ownership of the Shares shall be immediately subject to the Purchase Option and the restrictions on transfer and other provisions of this Agreement in the same manner and to the same extent as the Shares, and the Purchase Price shall be appropriately adjusted.

(b) If the Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation, securities of another corporation, or other property (including cash), pursuant to any merger of the Company or acquisition of its assets, then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor and this Agreement shall apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as to the Shares.

9. Withholding Taxes. The Employee acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Employee any federal, state or local taxes of any kind required by law to be withheld with respect to the transfer for tax purposes of the Shares as well as with respect to any dividend income derived from the Shares prior to such transfer. No Shares shall be delivered under Section 19 unless and until all withholding obligations have been met to the satisfaction of the Company.

10. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

11. Waiver. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Employee and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.

13. No Rights To Employment. Nothing contained in this Agreement shall be construed as giving the Employee any right to be retained, in any position, as an employee of the Company.

14. Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 14.

15. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice-versa.

16. Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

17. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

18. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts.

19. Delivery. The Employee acknowledges that certificates representing the Shares will not be delivered to the Employee during the term of the Purchase Option, but that the Company will make arrangements for the Shares to be represented in book entry form (or in another manner satisfactory to the Company) that indicates that they are outstanding under the terms of this Agreement and the Plan. Following the expiration of the Purchase Option the Employee (or the personal representative of the Employee’s estate) has the right to request the issuance and delivery of a certificate representing the Shares.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PERKINELMER, INC.

By:	/s/ RICHARD F. WALSH
Name:	Richard F. Walsh
Title:	Senior Vice President, Human Resources
Address:	45 William Street
Wellesley, MA 02481

EMPLOYEE

/s/ JOHN ROUSH
John Roush
Address: